Exhibit 10.57

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (this “Agreement”) dated as of November 4th, 2022 (the “Effective Date”) is by and among (i) Athena Bitcoin Global, Inc., a Nevada corporation (f/k/a GamePlan, Inc.) (“Company”), (ii) Eric Gravengaard, an individual (“Key Holder”), and KGPLA Holdings, LLC, a Delaware limited liability company (“Lead Investor”, each of Company, Key Holder and Lead Investor is sometimes hereinafter referred to individually as a “Party” and, collectively, as the “Parties”), in respect of that certain Voting Agreement dated January 31, 2020, as amended and in effect (the “Voting Agreement”).

WHEREAS, the Parties entered into the Voting Agreement in respect of the election of Company’s board of directors, in connection with Lead Investor’s purchase of a convertible debenture from Company as of the same date as the Voting Agreement (the “Investment”), and circumstances have arisen which now support the Parties’ desire to terminate Voting Agreement in its entirety on the terms and subject to the conditions set forth herein, pursuant to Section 5 of the Voting Agreement.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.                  Definitions. Capitalized terms used and not defined in this Agreement have the respective meanings assigned to them in the Voting Agreement.

2.                  Termination of the Voting Agreement. Subject to the terms and conditions of this Agreement, the Voting Agreement is hereby terminated as of the date first written above (the “Termination Date”). From and after the Termination Date, the Agreement will be of no further force or effect, and the rights and obligations of each of the Parties thereunder shall terminate. As soon as practical following the date hereof, Company shall take all necessary and related further acts required, including to obtain approvals from its board of directors and applicable stockholders pursuant to its organic documents, as amended and in effect, to approve of an amendment to Company’s Amended and Restated Articles of Incorporation dated March 27, 2020, as amended and in effect, in substantially in the form attached to this Agreement as Exhibit A, to reflect the Parties’ agreement and understanding as set forth in this Agreement. Notwithstanding the termination of the Voting Agreement pursuant to this Agreement, nothing herein or after giving effect to the termination contemplated hereby by shall amend, modify or otherwise alter any rights of Lead Investor in respect of the Investment as set forth in any other agreements or documents related thereto by and between Company and Lead Investor, or between Lead Investor and Key Holder, which shall remain in full force in effect as between them.

3.                  Representations and Warranties. Each Party hereby represents and warrants to the other Parties that: (a) it has the full right, power, and authority to enter into this Agreement and to perform its obligations hereunder; (b) the execution of this Agreement by the individual whose signature is set forth at the end of this Agreement on behalf of such Party, and the delivery of this Agreement by such Party, have been duly authorized by all necessary corporate action on the part of such Party; and (c) this Agreement has been executed and delivered by such Party and (assuming due authorization, execution, and delivery by the other Party hereto) constitutes the legal, valid, and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws and equitable principles related to or affecting creditors’ rights generally or the effect of general principles of equity.

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4.                  Miscellaneous.

(a)                This Agreement and all related documents including all exhibits attached hereto, and all matters arising out of or relating to this Agreement, whether sounding in contract, tort, or statute are governed by, and construed in accordance with, the laws of the State of Delaware, United States of America (including its statutes of limitations) without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Delaware.

(b)                This Agreement and each of the terms and provisions hereof may only be amended, modified, waived, or supplemented by an agreement in writing signed by each Party.

(c)                The Parties drafted this Agreement without regard to any presumption or rule requiring construction or interpretation against the Party drafting an instrument or causing any instrument to be drafted.

(d)                If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction; provided, however, that if any fundamental term or provision of this Agreement, is invalid, illegal, or unenforceable, the remainder of this agreement shall be unenforceable. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

(e)                Each of the Parties shall, and shall cause its respective affiliates to, from time to time at the request and sole expense of such Party, without any additional consideration, furnish the other Party such further information or assurances, execute and deliver such additional documents, instruments and conveyances, and take such other actions and do such other things, as may be necessary to carry out the provisions of this Agreement and give effect to the transactions contemplated hereby and thereby.

(f)                 This Agreement constitutes the sole and entire agreement between the Parties with respect to the subject matter contained herein and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

(g)                Each Party shall pay its own costs and expenses in connection with the drafting, negotiation, and execution of this Agreement (including the fees and expenses of its advisors, accountants, and legal counsel).

(h)                This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail or other transmission method, and may bear signatures affixed through .pdf or other software including without limitation any electronic signature platform complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com); any counterpart so delivered shall be deemed to have been duly and validly executed and delivered and shall be valid and effective for all purposes.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

COMPANY

By: /s/ Matias Goldenhorn

Name: Matias Goldenhorn

Title: CEO

KEY HOLDER

By: /s/ Eric Gravengaard

Name: Eric Gravengaard

LEAD INVESTOR

By: /s/ Mike Komaransky

Name: Mike Komaransky

Title: Authorized Member

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EXHIBIT A

FORM OF AMENDMENT TO AMENDED AND RESTATED ARTICLES OF INCORPORATION

(See attached)

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